Exhibit 99.1

Exterran Partners Reports Second-Quarter 2014 Results
● Organic growth of 76,000 operating horsepower
● Closed acquisition for an additional 444,000 operating horsepower
● Distribution coverage, excluding the benefit of cost caps, of 1.22x

HOUSTON, August 5, 2014 – Exterran Partners, L.P. (NASDAQ: EXLP) today reported EBITDA, as further adjusted (as defined below), of $68.6 million for the second quarter 2014, compared to $56.1 million for the first quarter 2014 and $71.1 million for the second quarter 2013. Distributable cash flow (as defined below) was $42.4 million for the second quarter 2014, compared to $36.1 million for the first quarter 2014 and $44.7 million for the second quarter 2013. A customer’s exercise of purchase options on two natural gas processing plants increased EBITDA, as further adjusted, by $13.3 million and distributable cash flow by $6.5 million for the second quarter 2013.

Revenue was $145.7 million for the second quarter 2014, compared to $121.0 million for the first quarter 2014 and $125.5 million for the second quarter 2013.

Net income was $17.8 million, or $0.26 per diluted limited partner unit, for the second quarter 2014, compared to net income of $6.9 million, or $0.09 per diluted limited partner unit, for the first quarter 2014, and net income of $27.9 million, or $0.52 per diluted limited partner unit, for the second quarter 2013.

“Our second-quarter 2014 results benefited from a solid level of organic horsepower growth, strong operating performance and the compression assets we acquired from MidCon Compression, L.L.C. in April 2014.  Our performance this quarter led to favorable distributable cash flow coverage including and excluding the benefit of cost cap reimbursements,” said Brad Childers, Chairman, President and Chief Executive Officer of Exterran Partners’ managing general partner. “We continue to be optimistic about growth opportunities driven by industry demand in liquids-rich and shale basins and the implementation of our growth strategy.”

“We are pleased to have recently announced plans to acquire additional compression assets from MidCon, and we expect the acquisition to close in the third quarter 2014. In the quarter that the acquisition closes, we expect to recommend to the Board of Exterran Partners’ managing general partner that Exterran Partners increase the distribution to limited partner unit holders by an incremental $0.005 per limited partner unit for a total increase of $0.01 per limited partner unit for that quarter, or $0.04 per limited partner unit on an annual basis,” said David Miller, Senior Vice President and Chief Financial Officer of Exterran Partners’ managing general partner.

For the second quarter 2014, Exterran Partners’ quarterly cash distribution was $0.5425 per limited partner unit, or $2.17 per limited partner unit on an annualized basis. The second-quarter 2014 distribution was $0.005 higher than the first-quarter 2014 distribution of $0.5375 per limited partner unit and $0.02 higher than the second-quarter 2013 distribution of $0.5225 per limited partner unit.

Conference Call Details
Exterran Partners and Exterran Holdings, Inc. will host a joint conference call on Tuesday, August 5, 2014, to discuss their second-quarter 2014 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Exterran’s website at www.exterran.com. The call will also be available by dialing 800-446-2782 in the United States and Canada, or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 37534864.

A replay of the conference call will be available on Exterran’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 37534864#.

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EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) (a) excluding income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, other charges and non-cash selling, general and administrative (“SG&A”) costs (b) plus the amounts reimbursed to us by Exterran Holdings as a result of caps on cost of sales and SG&A costs provided in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

In the first quarter of 2014, we revised our definition of EBITDA, as further adjusted, to add back expensed acquisition costs. This adjustment was made because management uses the resulting EBITDA, as further adjusted, as a supplemental measure to review current period operating performance. EBITDA, as further adjusted, for all periods presented have been restated to exclude these amounts for comparison purposes.

Distributable cash flow, a non-GAAP measure, is defined as net income (loss) (a) plus depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, non-cash SG&A costs, interest expense and any amounts reimbursed to us by Exterran Holdings as a result of the caps on cost of sales and SG&A costs provided in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, (b) less cash interest expense (excluding amortization of deferred financing fees, amortization of debt discount and non-cash transactions related to interest rate swaps) and maintenance capital expenditures, and (c) excluding gains/losses on asset sales and other charges.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.

About Exterran Partners
Exterran Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers throughout the United States.  Exterran Holdings, Inc. (NYSE: EXH) owns an equity interest in Exterran Partners, including all of the general partner interest.  For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Partners’ financial and operational strategies and ability to successfully effect those strategies; Exterran Partners’ expectations regarding future economic and market conditions; Exterran Partners’ financial and operational outlook and ability to fulfill that outlook; demand for Exterran Partners’ services and growth opportunities for those services; statements relating to the planned acquisition of additional compression assets from MidCon Compression, L.L.C., including Exterran Partners’ ability to complete the transaction and the expected timing of the closing of the transaction; and the expected benefits of the transaction, including the expected increase in limited partner distributions in the quarter that the transaction closes.

While Exterran Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Exterran Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; changes in safety, health, environmental and other regulations; the failure of any third party to perform its contractual obligations; and the performance of Exterran Holdings.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2013 and those set forth from time to time in Exterran Partners’ filings with the Securities and Exchange Commission, which are available at www.exterran.com.  Except as required by law, Exterran Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Partners, L.P.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013

Revenue	$145,694	$121,046	$125,453

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	59,835	53,203	50,809
Depreciation and amortization	31,708	27,921	27,030
Long-lived asset impairment	1,991	2,486	925
Restructuring charges	198	379	-
Selling, general and administrative	19,047	19,376	15,203
Interest expense	14,756	9,689	10,299
Other (income) expense, net	(134)	871	(7,270)
Total costs and expenses	127,401	113,925	96,996
Income before income taxes	18,293	7,121	28,457
Provision for income taxes	541	182	561
Net income	$17,752	$6,939	$27,896

General partner interest in net income	$3,088	$2,604	$2,111

Limited partner interest in net income	$14,664	$4,335	$25,785

Weighted average common units outstanding used in earnings per limited partner unit (1):
Basic	55,592	49,429	49,409

Diluted	55,594	49,435	49,424

Earnings per limited partner unit (1):
Basic	$0.26	$0.09	$0.52

Diluted	$0.26	$0.09	$0.52

(1) Basic and diluted earnings per limited partner unit is computed using the two-class method. Under the two-class method, basic and diluted earnings per limited partner unit is determined by dividing earnings allocated to the limited partner units after deducting the amounts allocated to our general partner (including distributions to our general partner on its incentive distribution rights) and participating securities (phantom units with nonforfeitable tandem distribution equivalent rights to receive cash distributions), by the weighted average number of outstanding limited partner units excluding the weighted average number of outstanding participating securities during the period.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts, percentages and ratios)

	Three Months Ended
	June 30,		March 31,		June 30,
	2014		2014		2013

Revenue	$145,694		$121,046		$125,453

Gross margin (1)	$85,859		$67,843		$74,644
Gross margin percentage	59%		56%		59%

EBITDA, as further adjusted (1)	$68,563		$56,052		$71,143
% of revenue	47%		46%		57%

Capital expenditures	$78,971		$52,950		$41,817
Less: Proceeds from sale of property, plant and equipment	(552)		(1,118)		(43,351)
Net capital expenditures	$78,419		$51,832		$(1,534)

Distributable cash flow (2)	$42,393		$36,143		$44,739

Distributions declared for the period per limited partner unit	$0.5425		$0.5375		$0.5225
Distributions declared to all unitholders for the period, including incentive distribution rights	$33,649		$33,093		$27,927
Distributable cash flow coverage (3)	1.26	x	1.09	x	1.60	x
Distributable cash flow coverage (without the cost cap benefit) (4)	1.22	x	0.91	x	1.46	x

	June 30,		March 31,		June 30,
	2014		2014		2013

Debt	$1,041,736		$801,595		$714,682
Total partners' capital	718,966		574,231		613,752

(1) Management believes EBITDA, as further adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

(3) Defined as distributable cash flow for the period divided by distributions declared to all unitholders for the period, including incentive distribution rights.
(4) Defined as distributable cash flow excluding the benefit of the cost caps for the period divided by distributions declared to all unitholders for the period, including incentive distribution rights. The benefit received from the cost caps on operating and selling, general and administrative costs provided by Exterran Holdings were $1.4 million, $6.2 million and $4.1 million for the three months ended June 30, 2014, March 31, 2014, and June 30, 2013, respectively.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$17,752	$6,939	$27,896
Depreciation and amortization	31,708	27,921	27,030
Long-lived asset impairment	1,991	2,486	925
Restructuring charges	198	379	-
Selling, general and administrative	19,047	19,376	15,203
Interest expense	14,756	9,689	10,299
Other (income) expense, net	(134)	871	(7,270)
Provision for income taxes	541	182	561
Gross margin (1)	85,859	67,843	74,644
Cap on operating costs provided by Exterran Holdings ("EXH")	-	2,536	1,729
Cap on selling, general and administrative costs provided by EXH	1,399	3,620	2,368
Expensed acquisition costs (in Other (income) expense, net)	-	1,544	-
Non-cash selling, general and administrative costs	218	756	335
Less: Selling, general and administrative	(19,047)	(19,376)	(15,203)
Less: Other (income) expense, net	134	(871)	7,270
EBITDA, as further adjusted (1)	68,563	56,052	71,143
Less: Provision for income taxes	(541)	(182)	(561)
Less: Gain on sale of property, plant and equipment (in Other (income) expense, net)	(170)	(673)	(7,249)
Less: Cash interest expense	(13,563)	(8,838)	(9,036)
Less: Maintenance capital expenditures	(11,896)	(10,216)	(9,558)
Distributable cash flow (2)	$42,393	$36,143	$44,739

Cash flows from operating activities	$38,782	$45,403	$46,507
Provision for doubtful accounts	(59)	(376)	(159)
Cap on operating costs provided by EXH	-	2,536	1,729
Cap on selling, general and administrative costs provided by EXH	1,399	3,620	2,368
Expensed acquisition costs	-	1,544	-
Restructuring charges	198	379	-
Payments for settlement of interest rate swaps that include financing elements	(981)	(913)	(314)
Maintenance capital expenditures	(11,896)	(10,216)	(9,558)
Change in assets and liabilities	14,950	(5,834)	4,166
Distributable cash flow (2)	$42,393	$36,143	$44,739

Net income	$17,752	$6,939	$27,896
Items:
Long-lived asset impairment	1,991	2,486	925
Restructuring charges	198	379	-
Expensed acquisition costs	-	1,544	-
Net income, excluding items	$19,941	$11,348	$28,821

Diluted earnings per limited partner unit	$0.26	$0.09	$0.52
Adjustment for items per limited partner unit	0.04	0.08	0.02
Diluted earnings per limited partner unit, excluding items (1)	$0.30	$0.17	$0.54

(1) Management believes EBITDA, as further adjusted, diluted earnings per limited partner unit, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013

Total available horsepower (at period end) (1)	2,966	2,446	2,366

Total operating horsepower (at period end) (1)	2,790	2,270	2,231

Average operating horsepower	2,708	2,269	2,236

Horsepower Utilization:
Spot (at period end)	94%	93%	94%
Average	94%	93%	94%

Total available U.S. contract operations horsepower of Exterran Holdings and Exterran Partners (at period end)	3,976	3,476	3,401

Total operating U.S. contract operations horsepower of Exterran Holdings and Exterran Partners (at period end)	3,422	2,901	2,867

(1) Includes compressor units leased from Exterran Holdings with an aggregate horsepower of approximately 73,000, 106,000 and 91,000 at June 30, 2014, March 31, 2014 and June 30, 2013, respectively. Excludes compressor units leased to Exterran Holdings with an aggregate horsepower of approximately 1,000, 9,000 and 6,000 at June 30, 2014, March 31, 2014 and June 30, 2013, respectively.